SHONEY'S, INC.
         Offer to Purchase for Cash and Solicitation of Consents
                           Relating to its
     Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated)
                        CUSIP No. 825039 AC 4


-----------------------------------------------------------------------------
THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 14,
2000, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF LYONS MUST TENDER THEIR LYONS (AND NOT HAVE WITHDRAWN SUCH LYONS) AND PROVIDE CORRESPONDING CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER AND CONSENT CONSIDERATION.
-----------------------------------------------------------------------------

                                                                July 18, 2000

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated July 18, 2000
(as it may be supplemented or amended from time to time, the "Statement"), and the related Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the "Letter of Transmittal and Consent," and, together with the Statement, the "Offer"), all of its outstanding Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated) (the "LYONs"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Statement.

     In conjunction with the Offer, the Company also is soliciting consents (the "Solicitation") from holders of the LYONs (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount at maturity of the outstanding LYONs (the "Consents") to the proposed amendments described in the Statement (the "Proposed Amendments") to the Indenture dated as of April 1, 1989, between the Company and The Bank of New York, as successor to Sovran Bank/Central South, as trustee, pursuant to which the LYONs were issued (the "Indenture"). The Proposed Amendments would remove limitations on the ability of the Company to consolidate with or merge into, or to convey, transfer or lease all or substantially all its assets to, another person.

     For your information and for forwarding to your clients for whom you hold the LYONs registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   The Statement;

     2. A Letter of Transmittal and Consent for the LYONs for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;



     3. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold LYONs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     4. A Notice of Guaranteed Delivery and Consent to be used in tendering LYONs if certificates for the LYONs are not lost but are not immediately available, or if the procedure for book-entry transfer cannot be completed on or before the Expiration Date; and

     5. A return envelope addressed to The Bank of New York, the Depositary.

     DTC participants will be able to execute tenders and deliver Consents with respect to such tenders through the DTC Automated Tender Offer Program.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer, or Banc of America Securities LLC, the Dealer Manager for the Offer, at their respective addresses and telephone numbers as set forth on the back cover of the Statement. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager.


                                     Very truly yours,

                                     SHONEY'S, INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


IMPORTANT: THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY AND CONSENT, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER AND CONSENT CONSIDERATION.







                                      2